Exhibit 10.40
NONSTATUTORY STOCK OPTION AGREEMENT
[NAME OF GRANTEE]
This NONSTATUTORY STOCK OPTION AGREEMENT is made as of the _____ day of _____, between CARDTRONICS, INC., a Delaware corporation (the “Company”), and [Name of Grantee] (“Employee”).
To carry out the purposes of the CARDTRONICS GROUP, INC. 2007 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $.0001 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of _____ (_____) shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.
2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be _____ Dollars ($_____) per share, which was the mean of the high and low sales prices of the Common Stock reported by the National Market System of NASDAQ on the date of this award or if on such date NASDAQ was closed, on the immediate preceding day on which said market was open or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.
3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined in accordance with the following schedule:

Percentage of Shares
Number of Full Years	That May Be Purchased

Prior to ______	0%
From _______ to ________	25%
From _______ to ________	50%
From _______ to ________	75%
From and after ________	100%

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:
(a) If Employee’s employment with the Company terminates by reason of Employee becoming “Totally Disabled” (as may be defined from time-to-time in the Company’s Policy Manual), this Option may be exercised by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.
(b) If Employee dies while in the employ of the Company, Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee’s death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee’s death.
(c) If Employee is terminated for “Cause,” his right to any options under this Agreement shall be terminated. For purposes of this Section 3(c), “Cause” shall mean if the Employee (i) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder, (ii) has been indicted with respect to a felony offense, (iii) has willfully refused to perform the duties and responsibilities required of him hereunder, (iv) has materially breached any Company policy or code of conduct established by the Company of which he is aware or should have been aware, (v) has willfully engaged in conduct that he knows or should know is materially injurious to the Company, its subsidiaries and affiliates, or (vi) has materially breached any provision of this Agreement.
(d) If Employee’s employment with the Company terminates for any reason other than as described in (a), (b) or (c) above, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date of such termination. The Compensation Committee may, in its sole discretion, advise Employee in writing, prior to a voluntary termination of Employee’s employment, that such termination will be treated for purposes of this paragraph as an involuntary termination for a reason other than Cause.

Notwithstanding the foregoing, this Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Compensation Committee), (c) if the Stock is readily tradable on a national securities market, through a “cashless-broker” exercise in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.
4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.
5. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Compensation Committee and its determination shall be final.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
7. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.
8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

CARDTRONICS, INC.

By:

Name:
Title:

[Name of Grantee]